Exhibit 10.37

EXCLUSIVE PURCHASE AGREEMENT

BETWEEN

JIN ZHENG LI TE WEI SI CARBON (TAIYUAN) CO., LTD

AND

TAIYUAN HONGXING CARBON BLACK CO., LTD.

Taiyuan, CHINA

EXCLUSIVE PURCHASE AGREEMENT

This Exclusive Purchase Agreement (the “Agreement”) is entered into as of 【 】by and between JIN ZHENG LI TE WEI SI CARBON (TAIYUAN) CO., LTD. and Taiyuan Hongxing Carbon Black Co., Ltd. in Taiyuan City, P.R.C.

Party A: JIN ZHENG LI TE WEI SI CARBON (TAIYUAN) CO., LTD.
Legal Representative: Meng Lian De
Address: 1-1-705, Beimei New World Garden, No.116 of Changfeng Street, Taiyuan of Shanxi Province.

Party B: Taiyuan Hongxing Carbon Black Co., Ltd.
Legal Representative: Yao Guo Yun
Address: Xigu Village, Xigu Country of Qingxu County, Taiyuan of Shanxi Province

Whereas,

1. Party A is a wholly-foreign owned company established in accordance with the laws of P.R.C. with the business license No. 140100400002251;

2. Party B is a company established under the laws of P.R.C. with the business license No. 140121200005084;

3. Both parties agree that Party A shall have exclusive right to purchase all the products manufactured by Party B, including but without limited to carbon black.

Both Parties agree as follows after friendly consultation based on the principle of equality and mutual benefit:

Article 1 Definitions
1.1 Party A means JIN ZHENG LI TE WEI SI CARBON (TAIYUAN) CO., LTD.

1.2 Party B means Taiyuan Hongxing Carbon Black Co., Ltd.

1.3 Parties means Party A and Party B.

1.4 China or PRC means People’s Republic of China.

1.5 “Products” means all the products Party B produces and manufactures during the term of this Agreement.

1.6 “Cost of the products” means total cost of the products including but not limited to costs for materials, depreciation, freight and other necessary operation expenses, subject to records of accounting books of Party B. This definition is only for the reference and the definite scope of or an accounting term for such cost is subject to auditors’ input.

1.7 “Sale channels” means all distributors, agents and clients of Party B, who buy products directly or indirectly from Party B at least once.

1.8 “Entrusted account” means the entrusted account in name of Party B but controlled by Party A in accordance with the Entrusted Management Agreement, which is entered into by and between Party A, Party B and shareholders of Party B on 【 】 (the “Entrusted Management Agreement”), and  the seals of the entrusted account shall be controlled by Party A; all operating funds of Party B shall be saved at and used through the entrusted account, and all remittance, withdrawal and/or acceptance of money of the entrusted account shall be decided by Party A.

Article 2  Exclusive Purchase Right

2.1 Party B hereby grants the sole and exclusive right to Party A of purchasing all the products produced and manufactured by Party B, which shall not be revoked, terminated or amended without Party A’s prior written consent.

2.2 Party B shall not directly or indirectly cause any person or entity other than Party A to obtain the ownership, use right, purchase right and right of as a sale agent via sale, assignment, donation, sponsorship, entrustment, joint-operation, appointing sale agent or any other way.

2.3 Party B shall not impose any mortgage, pledge, security or other encumbrance upon its products without Party A’s prior written consent.

Article 3 Price and Payment of the Products

3.1 Part A and Party B agree that Party B shall offer the favorable price (the “Favorable Price”), which shall be an amount equal to the total cost of the products including but not limited to costs for materials, depreciation, freight and other necessary operation expenses or other price designated by Party A.

3.2 The Favorable Price shall be adjusted accordingly, subject to Parties’ mutual written agreement, pursuant to the market environment change such as the price rise of raw materials and labor force under the above mentioned cost calculation method in the clause 3.1.

3.3 The total price that Party A pays to Party B for the products shall be the result of quantity of products multiplies the price of the products; the price for each batch of products shall be calculated separately, and Party A may pay the price in accordance with any of the following ways:
     (1) delivery against payment;
     (2) cash on delivery.

3.4 The price Party A pays for the products shall be remitted to the entrusted account, which is subject to relevant provisions of the Entrusted Management Agreement.

3.5 The Parties shall be liable for its own taxes and expenses occurring regarding to the payment to the products, and such taxes and expenses shall not be included in the price of the products.

Article 4  Delivery

4.1 The place of delivery shall be the place designated by Party A, including but not limited to Party B’s warehouse, Party A’s warehouse and warehouse of a third party.

4.2 The transportation expense regarding the delivery shall be borne by Party B.

Article 5  Quality and Acceptance of The Products and After-sale Service

5.1 Party B shall produce the products in accordance with the standards provided by Party A. Party A shall have right to inspect and examine the producing in Party B’s plant from time to time and Party B shall provide convenience

5.2 Party A shall have right to inspect all or part of the delivered products and return the unqualified products to Party B and require for refund accordingly.

5.3 Party B shall provide the products need after-sale services such as technical support or maintenance as needed by costumers and bear relevant expenses.

Article 6  Separate Agreements and Other Terms and Conditions

6.1 Separate agreements (“Separate Agreement”) shall be entered into between both Parties for each of the sales contracts of the products by Party B.

6.2 Each Separate Agreement shall be subject to this Agreement.
Article 7  Sale Channels

7.1 Party B shall provide all existing sale channels to Party A and assist with Party A in promoting new sale channels.

7.2 Party B shall make products promotion and advertisements positively as required by Party A.

Article 8  Representations and Warranties

Either party represents or warrants to the other party as of the date of this Agreement that:

8.1 It has the right to enter into this Agreement and the ability to perform the same fully;

8.2 Each party shall not attribute any reasons that will prevent this Agreement from becoming a binding and effective agreement between both parties as of the execution date;

8.3 The execution and delivery of this Agreement by each party have been duly authorized by all necessary internal corporate action and discussion, and will not:

(a) violate any provision of the business license, articles of association nor other similar documents of its own;
(b) violate any provision of the laws and regulations of PRC or other governmental or regulatory authority or approval;
(c) violate or result in a breach of any contract or agreement to which the party is a party or by which it is bound.

Article 9  Effectiveness, Modification and Termination

9.1 This Agreement shall take effective after it is duly signed by the authorized representatives of the parties hereto and sealed by each party.

9.2 The term of this Exclusive Purchase Agreement shall be from the effective date of this agreement to the earlier of the following:

(a) The winding up of Party B, or
(b) The termination date determined by the Parties hereto; or
(c) The date on which Party A completes the acquisition 100% of shares of Party B.

9.3 Unless otherwise provided herein, neither Party A nor Party B may modify or terminate the Agreement prior to the expiration unless written agreement is reached based on negotiation of both Parties; terms and conditions under this Agreement shall remain effective until such written agreement is reached.

Article 10 Liabilities for Breach of Agreement

10.1 During the valid term of this Agreement, any violation of any provisions herein by either party shall constitute a breach of contract and the breaching party shall compensate the other party for any loss incurred as a result of this breach.

Article 11  Force Majeure

11.1  The failure of either party to perform all or part of the obligations under this Agreement due to any Force Majeure shall not be deemed as breach of contract. The affected party shall present promptly valid evidence of such Force Majeure, and the failure of performance shall be settled through consultations between the parties hereto.

Article 12  Assignment

12.1  No party may assign or delegate any of the rights or obligations under this Agreement to any third party and such transfer shall be void and enforceable unless and until receipt of written consent with express statement from the other party.

Article 13  Governing Law

13.1  The execution, validity, interpretation, and performance of this Agreement shall be governed by the laws and regulations of the People’s Republic of China.

Article 14  Settlement of Disputes

14.1  Any dispute under this Agreement shall be firstly settled through friendly consultation between the parties hereto. In case that no settlement can be reached through consultation, each party may submit such dispute to China International Economic and Trade Arbitration Commission in accordance with its rules located in Beijing. The arbitration award shall be final and binding on both parties.

Article 15  Severability

15.1  Any provision of this Agreement that is invalid or unenforceable due to the laws and regulations shall be void and enforceable without affecting in any way the remaining provisions hereof.

Article 16  No-waiver of Rights

16.1  Any failure or delay by any party in exercising its rights under this Agreement shall not constitute a waiver of such right.

16.2  Any failure of any party to require the other party to perform its obligations under this Agreement shall not be deemed as a waiver of its right to require the other party to perform such obligations.

16.3 If a party waives the compliance of certain provisions by other party under this Agreement, such waiver shall not be deemed to waiver of any future compliance of the same provision by the other party.

Article 17  Headings

17.1  The headings contained in this Agreement are for reference purpose only and shall not affect in any way the meaning or interpretation of this Agreement.

Article 18  Entire Agreement

18.1  This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereto and supersedes all previous agreements and understandings, whether written or oral between the parties regarding the subject matter hereto. Unless expressly provided herein, other condition, definition, warranty or declaration with respect to the subject matter hereto shall have no binding on either Party.

Article 19  Miscellaneous

19.1  This Agreement is executed by Chinese and English. The Chinese version shall prevail over the English version in the event of conflicts or inconsistencies between the two language versions. Each of the Chinese and English versions of this Agreement shall be executed in two originals. Each party may hold two originals of each version.

(This space intentionally left blank)

IN WITNESS HEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

PARTY A: Jin Zheng Li Te Wei Si Carbon (Taiyuan) Co., Ltd.

        (Seal)

Legal Representative/Authorized Representative

(Signature):

PARTY B: Taiyuan Hongxing Carbon Black Co., Ltd.

(Seal)

Legal Representative/Authorized Representative

(Signature):